                                  EXHIBIT 10.35
            PURCHASE AGREEMENT BETWEEN WILSHIRE ENTERPRISES, INC. AND
             INTERSTATE EAST MANAGEMENT, INC. DATED MARCH 23, 2005.

                                    [GRAPHIC]

                               PURCHASE AGREEMENT


PURCHASE AND SALE:

As a result of the efforts of Southeast Apartment Partners LLC ("Broker"), a licensed real estate broker, the undersigned purchaser ("Purchaser"), agrees to buy, and the undersigned seller ("Seller"), agrees to sell, as of this date, March 8th, 2005, subject to the terms and conditions set forth herein, all that tract of land known as 72 units known as TWELVE OAKS APARTMENTS, 634 Roy Huie Road, Riverdale, GA 30274, Property ID: 13-139a-00b-0022 (See Attached Legal Description "Exhibit A") attached hereto and by this reference made a part hereof, together with all improvements now located thereon, including, but not limited to, all electrical, mechanical, plumbing and other systems and all fixtures located therein and thereon, and all personal property owned by Seller used specifically for the use of this property and also all that property that is used by the tenants and owned by Seller and located therein, as well as plants, trees and shrubbery thereon and the related tenant leases and all rights under those leases with respect to the period from and after Closing (collectively, the "Property").

PURCHASE PRICE AND METHOD OF PAYMENT:

The purchase price of the Property shall be TWO MILLION FOUR HUNDRED SIXTY-EIGHT THOUSAND SEVEN HUNDRED FIFTY & 00/100 DOLLARS (U.S.) ($2,468,750.00) (the "Purchase Price"), to be paid in cash or immediately available funds at Closing.

TITLE EXAMINATION:

For purposes of this Agreement, "good and marketable fee simple title" shall mean such title as is insurable by a title insurance company licensed to do business in Georgia, under its standard form of ALTA Owner's Policy of Title Insurance, 1992 Form B, at its standard rates, subject only to the Permitted Exceptions (defined below). Fee simple title to the Property shall be conveyed to Purchaser by Seller pursuant to a limited warranty deed executed and delivered by Seller at the Closing subject to the following (collectively, the "Permitted Title Exceptions"): (a) taxes for the year in which the Closing shall occur, the payment of which Purchaser shall assume at the Closing, subject to the provisions of this Agreement; (b) any and all zoning ordinances, rules and regulations; (c) those matters set forth in the Title Commitment (defined below) to be obtained by Purchaser pursuant to the terms of this Agreement, with the exception of those objections as set forth in Purchaser's Title Notice (defined below); (d) all matters shown by a current survey of the Property, with the exception of those objections as set forth in Purchaser's Title Notice (defined below) to the extent Seller has elected to cure same; and (e) other matters as disclosed in this Agreement. At Closing, Seller shall also execute usual and customary documents to facilitate the closing of the transaction, including without limitation, settlement statements and seller's affidavits.



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Purchaser agrees, during the Financing Contingency, to cause a title examination of the Property to be conducted by a title company mutually acceptable to both Purchaser and Seller (the "Title Company") and to cause such title company to issue an owner's title commitment for the benefit of Purchaser on its standard form of ALTA Form B owner's policy (the "Title Commitment"). If the Title Commitment discloses any defects in title or objections, as determined in the sole discretion of Purchaser or Purchaser's lender, Purchaser shall notify
Seller in writing of such defects or objections no later than the end of Inspection Period ("Purchaser's Title Notice"). Within FIVE (5) days after receipt of Purchaser's Title Notice, Seller shall deliver to Purchaser a written notice specifying which, if any, items contained in Purchaser's Title Notice Seller shall cure prior to or at Closing (the "Seller's Cure Notice"). Notwithstanding anything contained herein, Seller shall have no obligation or duty to cure any title objection(s) other than those items that Seller agrees to cure in Seller's Cure Notice. In the event Seller is unable to cure or unwilling to cure all objections raised in Purchaser's Title Notice, Purchaser's only remedy is (i) within two (2) business days after receipt of Seller's Cure
Notice, to terminate this Agreement as provided herein and receive, within five
(5) days of delivery of such termination notice and with or without consent of the Seller, the return of the Earnest Money, including all interest thereon, less $100.00 which shall be paid over to Seller, or (ii) to waive such objection and close the transaction contemplated by this Agreement. Seller is to pay for title examination. At closing, purchaser shall reimburse seller for the cost of the title examination.

WARRANTIES:

Seller represents that to the best of Seller's knowledge, (A) Seller has good and marketable fee simple title to the Property; (B) The Property will be in substantially the same condition upon Closing as on the date of Seller's execution hereof; (C) There is no planned or pending rezoning affecting the Property; (D) There are no assessments, condemnations, or eminent domain proceedings or governmental orders pending or threatened against the Property or any portion thereof; (E) There is no option to purchase, right of first refusal to purchase or agreement for the sale and purchase of the Property or any portion thereof to any person or entity; (F) No consent or approval of any other person or entity is required in order for this Agreement to be legal, valid and binding upon Seller; (G) There are no pending or threatened suits, proceedings, judgments, bankruptcies, or liens of claim thereof that might affect the title to the Property or executions against the present or former owners thereof, either in the county in which the Property is located or any other county in the State of GEORGIA that might affect title to the Property; and (H) Seller has not received any written notice from any tenant at the Property that a tenant has asserted any defense, set-off, or counterclaim with respect to its tenancy or its obligation to pay rent and other charges pursuant to its lease. If, prior to Closing, Seller or Purchaser shall become aware of any past or present matters that may cause any of the warranties or representations set forth in this
Section 6 to be or become false, inaccurate, or misleading in any material respect (whether or not Seller has had knowledge thereof), Purchaser shall have the right to terminate this Agreement without further recourse by Seller and receive refund of the Earnest Money. The warranties stated herein shall survive the Closing for a period of NINETY (90) DAYS. Any claim for a breach of warranty must be filed during such NINETY (90) DAY period or shall be forever waived.

CONDITION OF PROPERTY:

Purchaser acknowledges and agrees that upon Closing, Seller shall sell and convey to Purchaser and Purchaser shall accept the Property "AS IS, WHERE IS, WITH ALL FAULTS," except to the extent expressly warranted or provided otherwise in this Agreement and any document executed by Seller and delivered to Purchaser at Closing. Purchaser acknowledges that it will have the opportunity to inspect the Property during the Inspection Period. Purchaser acknowledges that during such Inspection Period it will have the opportunity to observe the physical characteristics and existing conditions of the Property and to conduct such investigation and study on and of the Property and adjacent areas as Purchaser deems necessary. It is understood and agreed that Seller has not at any time made, is not now making and specifically disclaims any warranties or representations of any kind or character, express or implied, with respect to the presence or absence of Hazardous Materials, in, on, under or in the vicinity of the Property. Until Closing, Seller shall, at Seller's expense, maintain in full force and affect the same fire and extended coverage insurance carried by Seller on the Property on the date of this Agreement. However, should the Property be destroyed or substantially damaged before Closing, then at the election of Purchaser: (A) this Agreement may be immediately canceled by Purchaser, and Seller shall refund the Earnest Money within five (5) days of the notice of cancellation; or (B) Purchaser may consummate this Agreement and receive such insurance proceeds as are paid on the claim of loss. The election to terminate or consummate this Agreement, if not earlier terminated, must be exercised within TEN (10) days after Seller provides Purchaser written notice of the casualty.



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SURVEY:

Within SIXTY (60) DAYS of acceptance of this Agreement, Purchaser shall update the Seller's survey to be made by a Georgia Registered Land Surveyor showing actual boundaries of the Property and all easements, roads, and rights-of-ways on the ground or evidenced of record (the "Survey"). Seller agrees that Purchaser must determine prior to the end of the Inspection Period that the Survey is acceptable to Purchaser, in Purchaser's sole discretion, in order for Purchaser to have the obligation to close the transaction contemplated herein. Upon receipt of the Survey, Purchaser shall deliver a copy of the Survey to Seller. The Survey shall conform as closely as possible to the property lines and acreage depicted on Exhibit "A". If Purchaser accepts the results of the Survey, the Survey shall become a part of this Agreement and Seller shall execute and deliver at Closing a quitclaim deed using said description from the Survey. Purchaser shall object to any defects on other deficiencies in the Property shown by the Survey to Seller as part of Purchaser's Title Notice, and the same notice and termination provisions as stated in Section 5 above shall apply to this Section 9. In the event Seller does not have a survey of the Property, Purchaser and Seller shall equally split the cost of the new survey.

AGENCY DISCLOSURE:

Purchaser and Seller acknowledge that Broker has acted as an agent for Seller. Broker shall not owe any duty to Seller greater than what is set forth in the Brokerage Relationships in Real Estate Transaction Act, Official Code of Georgia Annotated Section 10-6A-1 et seq.

REAL ESTATE COMMISSION:

In negotiating this Agreement, Broker has rendered a valuable service and shall be paid a Commission in cash at Closing by Seller per a separate agreement.

DISCLAIMER:

Seller and Purchaser acknowledge that they have not relied upon the advise or representations, if any, of Brokers, or their associate brokers or salespersons, concerning: (A) the legal and tax consequences of this Agreement in the sale of the Property: (B) the terms and conditions of financing; (C) the purchase and ownership of the Property; (D) the structural condition of the Property (E) the operating condition of any business; (F) the operating condition of the electrical, heating, air conditioning, plumbing, water heating systems and appliances on the Property; (G.) the availability of utilities to the Property;
(H) the investment potential or resale value of the Property; (I) the financial ability of Purchaser, (J) any conditions existing off the Property which may affect the Property; or (K) any matter which could have been revealed through a survey, title search or inspection of the Property. Seller and Purchaser both acknowledge that if such matters have been a concern to them, they have sought and obtained independent advice relative thereto.

ASSIGNMENT:

This Agreement and the rights and obligations hereunder may be assigned by Purchaser to an entity owned by Purchaser or under Purchaser's control, but not otherwise. Notwithstanding anything contained herein to the contrary, any such assignee shall assume in writing all of the obligations and liabilities of Purchaser hereunder, and a copy of such assignment shall be provided to Seller in writing within two (2) days after it is signed by Purchaser and assignee.

BINDING EFFECT:

THIS AGREEMENT SHALL BIND AND INURE TO THE BENEFIT OF SELLER, PURCHASER AND BROKERS, AND THEIR RESPECTIVE HEIRS, EXECUTORS, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS.


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RESPONSIBILITY TO COOPERATE:

SELLER AND PURCHASER AGREE THAT SUCH DOCUMENTATION AS IS REASONABLY NECESSARY TO CARRY OUT THE TERMS OF THIS AGREEMENT SHALL BE PRODUCED, EXECUTED AND/OR DELIVERED BY SUCH PARTIES WITHIN THE TIME REQUIRED TO FULFILL THE TERMS AND CONDITIONS OF THIS AGREEMENT.

DEFAULT; REMEDIES:

In the event the sale is not closed because of Seller's inability, failure or refusal to perform any of Seller's obligations herein, and if Seller fails to cure any default within TEN (10) days after Seller's receipt of written notice of such default from Purchaser, then Purchaser may elect to either terminate this Agreement, in which event Escrow Agent shall return the Earnest Money to Purchaser and the parties shall have no further rights or obligations hereunder except for any provisions of this Agreement surviving termination, or to seek specific performance of Seller's obligations under this Agreement, Purchaser specifically acknowledging that the remedy at law for damages is excluded and Purchaser hereby specifically waives any right to sue for damages. Purchaser agrees that if the sale is not closed because of Purchaser's inability, failure or refusal to perform any of Purchaser's obligations herein, and if Purchaser fails to cure any default within ten (10) days after Purchaser's receipt of written notice of such default from Seller, Seller may elect to terminate this Contract in which event the Earnest Money shall be paid to Seller as liquidated damages and Seller's sole and exclusive remedy for such default, the parties hereby acknowledging that the actual damages of Seller would be difficult if not impossible to ascertain and the amount of the Earnest Money constitutes a reasonable estimate of such damages. Notwithstanding anything in this Agreement to the contrary, in the event that the transaction contemplated by the Agreement does not close for any reason whatsoever, Broker shall not be entitled to receive any commission with respect to the purchase and sale of the Property, and in such event neither Seller nor Purchaser shall be obligated to pay any commission to Broker.

NOTICES:

Except as may otherwise be provided for in this Agreement, all notices required or permitted to be given hereunder shall be in writing and shall be deemed delivered either (A) in person, (B) by overnight delivery service prepaid, (C) by facsimile (FAX) transmission, or (D) US. Postal Service, postage prepaid, registered or certified, return receipt requested, to the party being given such notice at the appropriate address set forth below.

AS TO PURCHASER:                                                      AS TO SELLER:
Name:                 Interstate East Management, Inc.     Name:             Wilshire Enterprises, Inc
Address:              1560 Brookhaven Hills, NE            Address:          921 Bergen Avenue
City, State, ZIP:     Atlanta, GA 30319                    City, State, ZIP: Jersey City, NJ 07306
Attn:                 Mike Furr                            Attn:             Daniel Pryor, President/COO
Fax No:               404-995-0998                         Fax No.:          201-420-6012
Telephone No.:        404-664-8000                         Telephone No.:    201-420-2769
E-mail:               mikefurr@comcast.net

AS TO BROKER:                                                       AS TO ESCROW AGENT:
Name:                 Southeast Apartment Partners, LLC    Name:             Calloway Title and Escrow
Address:              3390 Peachtree Road, Suite 300       Address:          2400 Ashfd Dnwdy Road, S-240
City, State, ZIP:      Atlanta, GA  30326                  City, State, Zip: Atlanta, GA 30338
Attn:                 Joshua Goldfarb                      Attn:             Kendra Huckabee
Fax No:               404-442-5601                         Fax No.:          770-798-8999
Telephone No.:        404-442-5604                         Telephone No.:    678-406-8921
E-mail:               jgoldfarb@seaptpartners.com          E-mail:           KendraH@titlelaw.com

Such notices shall be deemed to have been given as of the date and time actually received by the receiving party. In the event no address for purpose of notice is specified with respect to a particular party as required by this paragraph, any other party may direct notices to such party at any business or resident address known to such other party. Any such notice to an unspecified address shall be effective when delivered personally or with respect to mailed notices, upon actual receipt by the party to whom such notice is directed, as shown on the return receipt therefore.


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TIME:

TIME IS OF THE ESSENCE OF THIS AGREEMENT.

ENTIRE AGREEMENT; AMENDMENT; SURVIVAL:

THIS AGREEMENT CONSTITUTES THE SOLE AND ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND NO MODIFICATION OF THIS AGREEMENT SHALL BE BINDING UNLESS SIGNED BY ALL PARTIES TO THIS AGREEMENT. NO REPRESENTATION, PROMISE OR INDUCEMENT NOT INCLUDED IN THIS AGREEMENT SHALL BE BINDING UPON ANY PARTY HERETO. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NONE OF THE PROVISIONS OF THIS AGREEMENT SHALL SURVIVE THE CLOSING OF THE TRANSACTION CONTEMPLATED HEREIN.

MISCELLANEOUS/CLOSING:

Real estate taxes and utilities, including all sanitary taxes and charges applicable to the Property, for the calendar year in which the sale is closed shall be prorated as of the date of Closing. Seller shall provide the Purchaser a Rent Roll listing the tenant's names, unit numbers, the commencement date of the lease, the amount of the monthly rent, and the termination date of the lease within five (5) days after the execution date of this Agreement. Collected Rents shall be prorated as of the date of Closing. Any uncollected rents will be transferred to Purchaser and any rents collected by Purchaser from those tenants will first go to the payment of current rents due and only after all current rents are paid will the payments be applied to rents due to seller and shall be paid to Seller. All tenant security deposits shall be delivered by Seller to Purchaser at Closing. Seller shall provide to the extent they exist or can be obtained with reasonable effort, Tenant Estoppel Certificates like the ones attached hereto as Exhibit B from all Tenants in addition to the originals of all associated leases at or prior to the Closing.

         A. Seller shall pay the State of Georgia property transfer tax and, where applicable, Purchaser shall pay the Georgia intangible taxes, title examination fees and title insurance premiums, cost of survey and recording fees. Each party shall pay its own attorneys' fees.

         B. Seller agrees to provide a standard termite clearance letter at Closing.

         C. The sale of the Property shall be closed (the "Closing") on or before SIXTY (60) DAYS from the execution of purchase agreement, at a time and location acceptable to Purchaser and Seller. If required by the lender, Closing can be extended an additional THIRTY (30) days. If the time period by which any right, option or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday or legal holiday, then such time period shall be automatically extended to the close of business on the next regular business day.

         D. Conditions precedent to the obligation of either party to close hereunder, if any, are for the benefit of such party only, and any and all of said conditions may be waived in the discretion of the party benefited thereby.

         E. Seller and Purchaser agree to comply with and to execute and delivery such certifications, affidavits and statements as are required at the Closing in order to meet the requirements of Internal Revenue Code Section 1445 (Foreign/Non-Foreign Sellers).

         F. This Agreement shall be construed under the laws of the State of Georgia.

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         G.       The Seller shall grant possession of the Property to Purchaser no later than the Closing Date, subject to the Permitted Title Exceptions and the rights of the tenants occupying the Property.

         H. Personal Property: A Bill of Sale containing only a limited warranty of title for all air conditioners, water heaters, ovens, stoves, refrigerators, washers, dryers, office furniture, fixtures, bank operating account, and any and all other personal property owned by the Seller which is located and used as a part of the business of the operation of the property will be conveyed to Buyer. The price of these items are included in the Purchase Price for the Property, and Buyer agrees to accept all such personal property in "as is" condition.

LEAD-BASED PAINT DISCLOSURE

Every purchaser of any interest in residential real property built prior to 1978 is notified that such property may present exposure to lead from lead-based paint that may place young children at risk of developing lead poisoning. Lead poisoning also poses a particular risk to pregnant women. A risk assessment or inspection for possible lead-based hazards is recommended prior to purchase. Purchaser and Seller agree to execute a "Lead-Based Paint Disclosure Addendum" that will be annexed to this Agreement.

SPECIAL STIPULATIONS:

THE FOLLOWING SPECIAL STIPULATIONS SHALL, IF CONFLICTING WITH THE FOREGOING,
CONTROL:

         A. Tax-Free Exchange. Both Seller and Purchaser shall have the right to cause the Closing to occur as part of a "like-kind" exchange pursuant to the provisions of Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. Seller and Purchaser agree to cooperate with each other in effecting a qualifying like-kind exchange; provided, however, if either party (the "Electing Party") elects to affect a qualifying like-kind exchange:

                  (1) The other party shall not be obliged to incur any costs, expenses, losses, liabilities or damages greater than such party would have incurred had the Electing Party not elected to effect a like-kind exchange, subject to any provisions contained in this Agreement, and the Electing Party shall indemnify the other party against same;

                  (2) In no event shall the other party be required to acquire title to any other property, whether by deed or contract right, for the benefit of the Electing Party or it assignee.

                  (3) The Closing shall not be delayed as a result of such like kind exchange.

                  (4) Agreement is subject to Purchaser obtaining satisfactory financing.


Seller and Purchaser make no representations to each other that the sale or purchase, respectively, of the Property will qualify for tax-free exchange treatment.

         B. Once this Agreement becomes effective, (a) Seller agrees not to enter into any new service contracts on the Property which Purchaser will be required to assume without Purchaser's consent, and (b) Seller agrees not enter into any leases with tenants with an expiration date greater than one year, without Purchaser's consent.



         C. Purchaser's obligation to consummate the transaction contemplated herein shall be subject to Purchaser's lender's approval of Purchaser's financial ability to qualify for a loan, subject property financial information, and the environmental conditions on the Property on or before the end of the Inspection Period. If Purchaser's lender shall fail to approve any of the aforementioned on or before the expiration of the Inspection Period, Purchaser may terminate this Agreement by delivery of a written notice of termination to Seller prior to the end of such period in which event the Earnest Money shall be delivered to Purchaser and the parties shall have no further rights or obligations hereunder except for these that survive termination as set forth herein.

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This instrument shall be regarded as an offer by the first party to sign it and is open for acceptance by the other party until 5:00 O'CLOCK P.M. ON _________________, 2005, by which time written acceptance of such offer must have been actually received by Broker, who shall promptly notify the other party of such acceptance.

Purchaser acknowledges that Purchaser has read and understood the terms of this Agreement and has received a copy of it. The date of this Agreement shall be deemed the date that this Agreement has been fully executed by Purchaser and Seller.

         IN WITNESS WHEREOF, Purchaser, Seller and Broker have hereunto set their hands and seals as of the date indicated below.


PURCHASER:                                                    SELLER:
---------                                                     ------

Mike Furr                                                     Daniel C. Pryor


                                                __________________________(SEAL)

____________________________(SEAL)              Wilshire Enterprises, Inc.
Interstate East Management, Inc.

Date: __________________                        Date:__________________


BROKER:

Joshua Goldfarb


By:  __________________________(SEAL)
Southeast Apartment Partners, LLC

Date: __________________



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